PRESTIGE 盛德

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Your Trusted Partner in Global Asset Allocation

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISALNDS

Certificate Number

Shares

PAR VALUE $0.000625
ORDINARY SHARES

THIS CERTIFIES THAT

* SPECIMEN *

CUSIP NO.: G7244A 101

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE ORDINARY SHARES PAR VALUE OF $0.000625 EACH OF

PRESTIGE WEALTH INC.

TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.



PRESTIGE WEALTH INC.
Corporate
Seal
THE CAYMAN ISLANDS

SHI HONGTAO
CEO / Director

SZE CHI TAK
Director

DATED:

COUNTERSIGNED AND REGISTERED:
TRANSHARE CORPORATION
Transfer Agent

By

Authorized Signature

Bayside Center 1, 17755 N. US Highway 19, Suite 140, Clearwater, FL 33764
303 - 662 - 1112